UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) January 23, 2026

MATERION CORPORATION

(Exact name of registrant as specified in its charter)

Ohio 001-15885 34-1919973

(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)
6070 Parkland Blvd., Mayfield Hts., Ohio 44124

(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code (216) 486-4200

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, no par value MTRN New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§204.12b-2 of this chapter).
Emerging Growth Company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act ☐

Item 2.02 Results of Operations and Financial Condition
Materion Corporation today announced a business update in advance of its fourth quarter earnings release, scheduled for February 12, 2026.
In the fourth quarter, a large precision clad strip customer identified a quality issue with Materion-produced material used in its manufacturing process. At the customer’s request, we temporarily idled the production facilities responsible for this material while conducting a thorough investigation to determine the root cause and implement corrective actions. Following several weeks of close collaboration with our customer, we believe the issue has been fully resolved. New processes have been approved and implemented, production assets are now back online and will be ramping up through the first quarter of 2026, and shipments have resumed. We do not anticipate a material impact to our 2026 volume for this customer. As a result of this discrete issue, Materion expects to record a charge of approximately $20 to $25 million, which includes a quality claim, material scrap expenses, and temporary plant idling costs. This charge will be excluded in our non-GAAP results.
While the issue restricted clad strip sales in the fourth quarter, Materion anticipates delivering adjusted earnings per share in the range of $1.50 - $1.55 for the fourth quarter and $5.40 - $5.45 for the full year, both of which exclude this non-recurring charge. These estimated results reflect stronger-than-expected performance in our Electronic Materials and Precision Optics segments and are slightly below the midpoint of our full-year guidance. We remain confident in our operational execution and growth prospects as we move into 2026. We look forward to providing more details on our upcoming earnings call.
The Company's estimates for the fourth quarter and the full year 2025 are preliminary and unaudited and represent the most current information available to its management. The Company's actual results may differ from the preliminary estimates due to the completion of its financial closing procedures, final adjustments and other developments that may arise between the date of this news release and the time that financial results for the fourth quarter and full year 2025 are finalized.
It is not possible for the Company to identify the amount or significance of future adjustments that the Company excludes in the presentation of adjusted earnings guidance. These items are dependent on future events that are not reasonably estimable at this time. Accordingly, the Company is unable to reconcile without unreasonable effort the forecasted range of adjusted earnings guidance for the fourth quarter and the full year 2025 to a comparable GAAP range.
In addition to presenting financial statements prepared in accordance with U.S. generally accepted accounting principles (GAAP), this release contains earnings per share on a non-GAAP basis. We are providing this information because we believe it will assist investors in analyzing our financial results and, when viewed in conjunction with the GAAP results, provide a more comprehensive understanding of the factors and trends affecting our operations.

FORWARD-LOOKING STATEMENTS
Portions of the narrative set forth in this document that are not statements of historical or current facts are forward-looking statements. Our actual future performance may materially differ from that contemplated by the forward-looking statements as a result of a variety of factors. These factors include, in addition to those mentioned elsewhere herein: the finalization of our financial statements for the fourth quarter and full year 2025; the global economy, including inflationary pressures, potential future recessionary conditions and the impact of tariffs and trade agreements; the impact of any U.S. Federal Government shutdowns or sequestrations; the condition of the markets which we serve, whether defined geographically or by segment; changes in product mix and the financial condition of customers; our success in developing and introducing new products and new product ramp-up rates; our success in passing through the costs of raw materials to customers or otherwise mitigating fluctuating prices for those materials, including the impact of fluctuating prices on inventory values; our success in identifying acquisition candidates and in acquiring and integrating such businesses; the impact of the results of acquisitions on our ability to fully achieve the strategic and financial objectives related to these acquisitions; our success in implementing our strategic plans and the timely and successful start-up and completion of any capital projects; other financial and economic factors, including the cost and availability of raw materials (both base and precious metals), physical inventory valuations, metal consignment fees, tax rates, exchange rates, interest rates, pension costs and required cash contributions and other employee benefit costs, energy costs, regulatory compliance costs, the cost and availability of insurance, credit availability, and the impact of the Company’s stock price on the cost of incentive compensation plans; the uncertainties related to the impact of war, terrorist activities, and acts of God; changes in government regulatory requirements and the enactment of new legislation that impacts our obligations and operations, including changes in tax regulations or guidance promulgated pursuant to the new legislation implemented in the One Big Beautiful Bill Act; the conclusion of pending litigation matters in accordance with our expectation that there will be no material adverse effects; the disruptions in operations from, and other effects of, catastrophic and other extraordinary events including outbreaks of infectious diseases and the conflict between Russia and Ukraine; realization of expected financial benefits expected from the Inflation Reduction Act of 2022; the amount and timing of any repurchases of our shares; and the risk factors set forth in Part 1, Item 1A of the Company's 2024 Annual Report on Form 10-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Materion Corporation

January 23, 2026	By:	/s/ Melissa A. Fashinpaur
Melissa A. Fashinpaur
Chief Accounting Officer